Exhibit 99.1
                                                                   ------------


Name and Address of Reporting Person:          Leslie H. Wexner
                                               c/o Limited Brands, Inc.
                                               Three Limited Parkway
                                               Columbus, OH  43216

Issuer Name and Ticker or Trading Symbol:      Limited Brands, Inc. (LTD)

Date of Earliest Transaction Required
to be Reported (Month/Day/Year):               3/31/2008


                           Amount of
                          Securities
                         Beneficially
                            Owned                Ownership
                          Following                Form:
                          Reported             Direct (D) or             Nature of Indirect
Title of Security       Transaction(s)           Indirect (I)           Beneficial Ownership
-----------------       --------------           ------------           --------------------
Common Stock             26,330,205  (7)           D/I  (2)          (2)

Common Stock                633,867  (8)           D/I  (1)          (1)

Common Stock                      0  (7)           I  (3)            The Family Trust

Common Stock              8,000,000  (8)           I  (4)            Whitebarn GRAT

Common Stock              4,892,608                I  (3)            Wexner Personal Holdings
                                                                     Corporation

Common Stock              5,571,601                I  (3)            R.H.R.E.I. Trust

Common Stock              3,834,399                I  (3) (6)        Trust 400

Common Stock              3,300,568                I  (3)            Trust 600

Common Stock              1,040,423                I  (3)            The Concierge Trust

Common Stock                 72,649                I  (3) (6)        Issue Trust

Common Stock              1,390,913  (4)           I  (3)            Held in Limited Brands, Inc.
                                                                     Savings and Retirement Plan for
                                                                     Leslie H. Wexner's account



See Notes on next page.

Name and Address of Reporting Person:          Leslie H. Wexner
                                               c/o Limited Brands, Inc.
                                               Three Limited Parkway
                                               Columbus, OH  43216

Issuer Name and Ticker or Trading Symbol:      Limited Brands, Inc. (LTD)

Date of Earliest Transaction Required
to be Reported (Month/Day/Year):               3/31/2008


Notes:

(1) Owned by Abigail S. Wexner ("Mrs. Wexner") directly. Owned by Leslie H. Wexner ("Mr. Wexner") indirectly, through Mrs. Wexner.

(2) Owned by Mr. Wexner directly. Owned by Mrs. Wexner indirectly, through Mr. Wexner.

(3) Owned by Mr. Wexner indirectly. Owned by Mrs. Wexner indirectly, through Mr. Wexner.

(4) Owned by Mrs. Wexner indirectly. Owned by Mr. Wexner indirectly, through Mrs. Wexner.

(5) Based on account balance as of March 31, 2008. The Savings and Retirement Plan is a "qualified plan" within the meaning of Rule 16b-3.

(6) The shares held by Trust 400 and Issue Trust became benefically owned by Mr. and Mrs. Wexner as a result of a change in the trustees of the trusts.

(7) Reflects the transfer on March 31, 2008, of 8,569,177 shares from The Family Trust to Mr. Wexner (in a transaction exempt under Rule 16a-13).

(8) Reflects the transfer on February 12, 2008, of 8,000,000 shares from Mrs. Wexner to Whitebarn GRAT (in a transaction exempt under Rule 16a-13).


Mr. Wexner and Mrs. Wexner disclaim beneficial ownership of all indirectly owned securities reported on this Form in excess of their respective pecuniary interests therein.

                             Joint Filer Information
                             -----------------------


Name of Joint Filer:                             Abigail S. Wexner

Address of Joint Filer:                          c/o Limited Brands, Inc.
                                                 Three Limited Parkway
                                                 Columbus, OH  43216

Relationship of Joint Filer to Issuer:           Director

Issuer Name and Ticker or Trading Symbol:        Limited Brands, Inc. (LTD)

Date of Earliest Transaction Required
to be Reported (Month/Day/Year):                 3/31/2008

Designated Filer:                                Leslie H. Wexner



SIGNATURE:


/s/ Abigail S. Wexner
-----------------------------
Abigail S. Wexner


April 2, 2008
-------------
Date